Exhibit 99.1

Nara Bancorp Reports Financial Results for Third Quarter 2011

Q3 2011 Summary:

  Net income of $0.23 per diluted common share vs. $0.14 per diluted common share in the prior quarter
  Gross loans receivable increased $65.7 million during the quarter
  Net interest margin improved 13 basis points to 4.29% from the prior quarter
  Net charge-offs to average gross loans (annualized) declined to 0.56% from 2.50% in the prior quarter

LOS ANGELES--(BUSINESS WIRE)--October 24, 2011--Nara Bancorp, Inc. (the “Company”) (NASDAQ: NARA), the holding company of Nara Bank (the “Bank”), reported net income available to common stockholders of $8.7 million, or $0.23 per diluted common share, for the third quarter 2011, compared to net income available to common stockholders of $4.0 million, or $0.11 per diluted common share, for the third quarter 2010, and net income available to common stockholders of $5.2 million, or $0.14 per diluted common share, for the second quarter 2011.

Alvin Kang, President and Chief Executive Officer, said, “Our third quarter results represent continued improvement in our financial performance and the highest level of quarterly net income we have generated in four years. We are seeing solid balance sheet growth, due in part to our successful efforts to attract more commercial loan and deposit relationships. We are also seeing more stability in our loan portfolio and a reduction in our credit costs as a result of the steady progress we have made in improving our asset quality over the past several quarters. We are executing well in all areas of the Company and we have momentum as we look ahead to receiving regulatory approval and completing our merger with Center Financial Corp. We would expect the merger to further strengthen our position in the marketplace.”

Financial Highlights

	2011 Third	2010 Third	2011 Second
	Quarter	Quarter	Quarter
	(Dollars in thousands)
Net income	$9,815	$5,100	$6,318
Net income available to common stockholders	$8,738	$4,027	$5,243
Diluted earnings per share	$0.23	$0.11	$0.14
Net interest income	$31,053	$27,610	$29,331
Net interest margin	4.29%	3.85%	4.16%
Non-interest income	$4,258	$7,339	$7,684
Non-interest expense	$16,817	$15,693	$16,886
Net loans receivable	$2,208,119	$2,098,164	$2,142,750
Deposits	$2,267,196	$2,202,656	$2,232,180
Non-performing loans (excludes accruing restructured loans) *	$27,790	$50,521	$35,385
Non-performing loans (includes accruing restructured loans) *	$51,333	$84,912	$51,172
ALLL to gross loans *	2.66%	2.97%	2.73%
ALLL to non-performing loans (excludes accruing restructured loans) *	216%	126%	169%
ALLL to non-performing loans (includes accruing restructured loans) *	117%	75%	117%
ALLL to non-performing assets *	107%	72%	107%
Provision for loan losses	$3,483	$11,100	$10,047
Net charge-offs	$3,170	$10,396	$13,691
Efficiency ratio	47.63%	44.90%	45.62%

* Excludes the guaranteed portion of delinquent SBA loans totaling $10.5 million, $14.3 million and $12.4 million at third quarter 2011, third quarter 2010 and second quarter 2011, respectively.

Operating Results for Third Quarter 2011

Net Interest Income and Net Interest Margin. Third quarter 2011 net interest income before provision for loan losses was $31.1 million, an increase of 12% from third quarter 2010. The increase in net interest income was due primarily to an improvement in the net interest margin.

Third quarter 2011 net interest margin (net interest income divided by average interest-earning assets) increased 44 basis points to 4.29% from 3.85% for third quarter 2010. The improvement in the net interest margin was primarily due to lower rates paid on time deposits and interest-bearing demand deposits. The cost of time deposits decreased to 1.11% for third quarter 2011 from 1.25% for third quarter 2010. The cost of interest-bearing demand deposits also decreased to 0.84% for third quarter 2011 from 1.11% for third quarter 2010.

The weighted average yield on the loan portfolio for third quarter 2011 was 6.16%, essentially unchanged from the 6.15% in the same period last year. At September 30, 2011, fixed rate loans were 44% of the loan portfolio, compared to 49% at September 30, 2010, reflecting the emphasis on variable rate C&I lending. The weighted average yield on the variable rate and fixed rate loan portfolios (excluding loan discount accretion) at September 30, 2011 was 4.96% and 6.94%, respectively, compared to 4.79% and 7.24% at September 30, 2010.

The weighted average yield on securities available-for-sale for third quarter 2011 increased slightly to 3.16% from 3.12% for the same period 2010.

The weighted average cost of deposits for third quarter 2011 decreased 20 basis points to 0.88% from 1.08% for the same period last year, driven primarily by the decrease in the cost of time deposits and interest-bearing demand deposits and the increase in the average balance of non-interest bearing demand deposits.

The weighted average cost of FHLB advances for third quarter 2011 decreased 22 basis points to 3.23% for third quarter 2011, compared to 3.45% for third quarter 2010, as maturing advances with higher rates were paid in full or refinanced at lower rates.

Following are the weighted average rate data on a spot rate basis at September 30, 2011 and 2010:

	September 30,
	2011	2010
Weighted average loan portfolio yield (excluding discounts)	5.82%	5.99%
Weighted average available-for-sale securities portfolio yield	3.33%	3.16%
Weighted average cost of deposits	0.82%	1.06%
Weighted average cost of total interest-bearing deposits	1.03%	1.27%
Weighted average cost of FHLB advances	3.19%	3.42%
Net interest margin	4.10%	3.78%

Third quarter 2011 net interest income before provision for loan losses increased $1.7 million, or 6%, from second quarter 2011. The increase was attributable to an improvement in the net interest margin, which increased 13 basis points. The increase in net interest margin resulted primarily from an increase of nine basis points in the yield on loans and a reduction of five basis points in the weighted average cost of interest-bearing liabilities. The increase in the yield on loans was primarily due to a quarter to quarter change in adjustments to non-accrual loan income from $(237) thousand in the second quarter to $154 thousand in the third quarter.

Non-interest Income. Third quarter 2011 non-interest income was $4.3 million, a decrease of $3.1 million, or 42%, compared to third quarter 2010. The decrease was primarily due to a decrease of $3.8 million in net gains on sales of loans. In third quarter 2010, problem assets that were recorded at estimated fair value, less selling costs, at June 30, 2010 were sold at a net gain of $3.7 million.

Non-interest income decreased $3.4 million, or 45%, from second quarter 2011. The decrease was primarily due to a decrease of $3.5 million in net gains on sale of SBA loans. Net gains on sale of SBA loans were $823 thousand for third quarter 2011, a decrease of $3.5 million from $4.4 million for second quarter 2011. Of the net gains of $4.4 million in the second quarter, $1.5 million was due to recognition of deferred gains from sales of $15.3 million in SBA loans during first quarter 2011, and $2.9 million was from sales of $31.7 million in SBA loans during second quarter of 2011. During third quarter 2011, $9.6 million of SBA loans were sold.

Non-interest Expense. Third quarter 2011 non-interest expense was $16.8 million, an increase of $1.1 million, or 7%, from $15.7 million for the same period last year. The increase was primarily due to increases in salaries and benefits expense and merger-related expenses, partially offset by a decrease in credit-related expenses.

Salaries and benefits expense increased $1.4 million, or 22%, to $7.7 million for third quarter 2011, compared to $6.3 million for the same quarter of 2010. The increase is due to an increase in the number of full-time equivalent (FTE) employees, which increased to 377 at September 30, 2011 from 364 at September 30, 2010, an increase of $541 thousand in vacation and bonus accrual, an increase of $179 thousand in group insurance expense due to the increase in premium costs, and an increase of $146 thousand in 401(k) plan contributions, as the Company reinstated the company matching program effective January 1, 2011. The year-over-year increase in FTE employees was due to increases in our staffing in our Eastern Region lending unit, Information Technology and loan servicing unit.

Merger-related expenses of $574 thousand were recorded during third quarter 2011 as a result of the pending merger with Center Financial Corporation. Credit-related expense decreased $616 thousand, or 42%, to $867 thousand for third quarter 2011, compared to $1.5 million for the same period last year. The decrease was primarily due to a lower need for collection activities in third quarter 2011.

Income Taxes. The effective income tax provision rate was 35%, 37% and 37% for third quarter 2011 and 2010 and second quarter 2011, respectively. The lower provision rate for the third quarter 2011 was primarily due to an increase in the federal and state tax credits for 2011 versus 2010.

Balance Sheet Summary

Gross loans receivable increased $65.7 million to $2.27 billion at September 30, 2011 from $2.20 billion at June 30, 2011. New loan production was $115.3 million during third quarter 2011, compared to $116.1 million during second quarter 2011, and $97.9 million during third quarter 2010. Total loan pay-offs, pay-downs, amortization and other adjustments totaled $49.9 million during third quarter 2011, compared to $67.8 million during second quarter 2011 and $62.8 million during third quarter 2010.

Total deposits increased $35.0 million to $2.27 billion at September 30, 2011 from $2.23 billion at June 30, 2011. The increase was driven by $22.2 million and $16.4 million of growth in non-interest bearing demand deposits and time deposits, respectively.

Credit Quality

The Company recorded a provision for loan losses of $3.5 million in third quarter 2011, compared to $11.1 million for the same period of the prior year and $10.0 million in second quarter 2011. The reduction in the provision for loan losses for third quarter 2011 compared to second quarter 2011 reflects a decrease in net charge offs, which decreased to $3.2 million for third quarter from $10.4 million for the same period of the prior year and $13.7 million for second quarter 2011, and a decline in the historical loss factors, as larger charge-off quarters are beginning to run-off or be weighted less in the calculation.

Total Watchlist loans, defined as Special Mention and Classified loans, were $141.0 million at September 30, 2011, a slight increase from $137.1 million at June 30, 2011. Special Mention loans increased $16.2 million, and classified loans decreased $12.3 million. The increase in Special Mention loans was due primarily to four relationships aggregating $15.7 million. Although all of the loans continue to perform, they were placed in the Special Mention category while the Company waits for the borrowers to provide more current financial statements.

Total delinquent loans, 30 to 89 days past due, were $11.0 million at September 30, 2011, compared to $3.3 million at June 30, 2011. The increase in early stage delinquencies was due primarily to a single CRE relationship totaling $7.7 million.

Non-performing loans (loans past due 90 days or more and non-accrual loans) at September 30, 2011 declined to $27.8 million, or 1.23% of total loans, compared to $35.4 million, or 1.62% of total loans, at June 30, 2011. The decrease was primarily due to $5.5 million in non-performing loans being sold or transferred to Loans-held-for-Sale, and the return of one $2.2 million C&I loan to accrual status based on sustained performance and improved financial trends. Non-Performing loans, including accruing restructured loans, were $51.3 million, or 2.27 % of total loans, compared to $51.2 million, or 2.34% of total loans, at June 30, 2011.

Non-performing assets at September 30, 2011 were $56.2 million, or 1.86% of total assets, compared to $55.6 million, or 1.87% of total assets, at June 30, 2011.

Net loan charge-offs during the third quarter 2011 were $3.2 million, or 0.56% of average loans on an annualized basis, compared to $13.7 million, or 2.50%, during the second quarter 2011. Gross charge-offs of $4.0 million resulted primarily from $3 million in loans either partially or fully charged off and $833 thousand related to individual note sales during the quarter.

The allowance for loan losses at September 30, 2011 was $60.0 million, or 2.66% of gross loans receivable (excluding the guaranteed portion of delinquent SBA loans and loans held for sale), compared to $59.7 million, or 2.73%, at June 30, 2011. The coverage ratio of the allowance for loan losses to non-performing loans (excluding accruing restructured loans) increased to 216% at September 30, 2011, compared to 169% at June 30, 2011.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collectible according to contractual terms) at September 30, 2011 were $75.6 million compared to $76.2 million at June 30, 2011.

Specific reserves for impaired loans were $14.6 million, or 19.30% of the aggregate impaired loan amount at September 30, 2011, compared to $13.2 million, or 17.32%, at June 30, 2011. Excluding specific reserves for impaired loans, the allowance coverage on the remaining loan portfolio was 2.08% at September 30, 2011, compared to 2.20% at June 30, 2011. This decrease is due primarily to reduced general reserve requirements resulting from decreasing historical loss factors and slightly offset by increased total loan balances.

Capital

At September 30, 2011, the Company continued to be in excess of the regulatory capital requirements to be classified as a “well-capitalized” institution. The Leverage Ratio was 13.50% at September 30, 2011, compared to 13.32% at June 30, 2011. The Tier 1 Risk-based Ratio was 16.71% at September 30, 2011, compared to 16.42% at June 30, 2011. The Total Risk-based Ratio was 17.98% at September 30, 2011, compared to 17.69% at June 30, 2011.

At September 30, 2011, tangible common equity represented 10.40% of tangible assets, compared to 10.21% of tangible assets at June 30, 2011. Tangible common equity per share was $8.23 at September 30, 2011, compared to $7.94 at June 30, 2011.

Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and net other intangible assets divided by total assets less goodwill and net other intangible assets. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. See the accompanying financial information for a reconciliation of the ratio of tangible common equity to tangible assets with stockholders' equity and total assets.

Conference Call and Webcast

A conference call with simultaneous webcast to discuss the Company's third quarter 2011 financial results will be held tomorrow, October 25, 2011, at 9:00 a.m. Pacific / 12:00 p.m. Eastern. Interested participants and investors may access the conference call by dialing 877-941-2332 (domestic) or 480-629-9866 (international), conference ID# 4479966. There will also be a live webcast of the call available at the Investor Relations section of Nara Bank's web site at www.narabank.com.

After the live webcast, a replay will remain available in the Investor Relations section of Nara Bancorp's web site. A replay of the call will be available at 800-406-7325 (domestic) or 303-590-3030 (international) through November 1, 2011, conference ID# 4479966.

About Nara Bancorp, Inc.

Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles, with 23 branches and one loan production office in the United States. Nara Bank operates full-service branches in California, New York and New Jersey, and a loan production office in Texas. Nara Bank was founded specifically to serve the needs of Korean-Americans. Presently, Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

Nara Bancorp, Inc.
Consolidated Statements of Financial Condition
Unaudited (Dollars in Thousands, Except per Share Data)

Assets	9/30/2011	6/30/2011	% change	12/31/2010	% change	9/30/2010	% change

Cash and due from banks	$175,827	$171,129	3%	$172,331	2%	$234,161	-25%
Securities available for sale, at fair value	455,789	472,420	-4%	528,262	-14%	479,779	-5%
Federal Home Loan Bank and Federal Reserve Bank stock	21,933	22,657	-3%	24,084	-9%	24,817	-12%
Loans held for sale, at the lower of cost or fair value	31,342	27,120	16%	26,927	16%	12,901	143%
Loans receivable	2,268,128	2,202,446	3%	2,147,745	6%	2,161,856	5%
Allowance for loan losses	(60,009)	(59,696)	-1%	(62,320)	4%	(63,692)	6%
Net loans receivable	2,208,119	2,142,750	3%	2,085,425	6%	2,098,164	5%
Accrued interest receivable	8,257	8,069	2%	8,648	-5%	8,606	-4%
Premises and equipment, net	9,408	9,938	-5%	10,915	-14%	11,147	-16%
Bank owned life insurance	24,677	24,489	1%	24,117	2%	23,933	3%
Goodwill	2,509	2,509	0%	2,509	0%	2,509	0%
Other intangible assets, net	302	379	-20%	534	-43%	661	-54%
Other assets	77,964	85,828	-9%	79,544	-2%	88,298	-12%
Total assets	$3,016,127	$2,967,288	2%	$2,963,296	2%	$2,984,976	1%

Liabilities

Deposits	$2,267,196	$2,232,180	2%	$2,176,114	4%	$2,202,656	3%
Borrowings from Federal Home Loan Bank	300,000	300,000	0%	350,000	-14%	350,000	-14%
Subordinated debentures	39,268	39,268	0%	39,268	0%	39,268	0%
Other borrowings	701	-	100%	11,758	-94%	8,129	-91%
Accrued interest payable	3,752	3,382	11%	4,830	-22%	4,842	-23%
Other liabilities	21,595	19,919	8%	22,763	-5%	23,979	-10%
Total liabilities	2,632,512	2,594,749	1%	2,604,733	1%	2,628,874	0%

Stockholders' Equity

Preferred stock, $0.001 par value; authorized 10,000,000 undesignated shares; issued and outstanding 67,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A with a liquidation preference of $67,428,000 at September 30, 2011, June 30, 2011, December 31, 2010 and September 30, 2010	67,000	67,000	0%	67,000	0%	67,000	0%
Preferred stock discount	(2,082)	(2,321)	10%	(2,797)	26%	(3,033)	31%
Common stock, $0.001 par value; authorized, 150,000,000 shares at September 30, 2011 and 100,000,000 shares at June 30, 2011, December 31, 2010 and September 30, 2010, respectively; issued and outstanding, 38,095,260, 38,097,327, 37,983,027 and 37,956,527 shares at September 30, 2011, June 30, 2011, December 31, 2010 and September 30, 2010, respectively	38	38	0%	38	0%	38	0%
Capital surplus	172,065	172,066	0%	171,364	0%	171,111	1%
Retained earnings	140,013	131,275	7%	120,361	16%	115,365	21%
Accumulated other comprehensive income, net	6,581	4,481	47%	2,597	-153%	5,621	-17%
Total stockholders' equity	383,615	372,539	3%	358,563	7%	356,102	8%

Total liabilities and stockholders' equity	$3,016,127	$2,967,288	2%	$2,963,296	2%	$2,984,976	1%

Nara Bancorp, Inc.
Consolidated Statements of Income (Loss)
Unaudited (Dollars in Thousands, Except for Per Share Data)

	Three Months Ended					Nine Months Ended,
	9/30/2011	9/30/2010	% change	6/30/2011	% change	9/30/2011	9/30/2010	% change

Interest income:
Interest and fees on loans	$34,902	$33,444	4%	$33,150	5%	$101,137	$100,302	1%
Interest on securities	3,843	3,438	12%	3,965	-3%	11,738	11,410	3%
Interest on federal funds sold and other investments	182	248	-27%	179	2%	540	672	-20%
Total interest income	38,927	37,130	5%	37,294	4%	113,415	112,384	1%

Interest expense:
Interest on deposits	4,977	5,968	-17%	5,090	-2%	15,198	22,194	-32%
Interest on other borrowings	2,897	3,552	-18%	2,873	1%	8,950	10,529	-15%
Total interest expense	7,874	9,520	-17%	7,963	-1%	24,148	32,723	-26%

Net interest income before provision for loan losses	31,053	27,610	12%	29,331	6%	89,267	79,661	12%
Provision for loan losses	3,483	11,100	-69%	10,047	-65%	18,792	78,830	-76%
Net interest income after provision for loan losses	27,570	16,510	67%	19,284	43%	70,475	831	8381%

Non-interest income:
Service fees on deposit accounts	1,352	1,637	-17%	1,413	-4%	4,262	4,828	-12%
Net gains on sales of SBA loans	823	308	167%	4,354	-81%	6,337	680	832%
Net gains (losses) on sales of other loans	(30)	3,725	N/A	-	N/A	(30)	4,375	N/A
Net gains on sales of securities available-for-sale	64	4	1500%	6	967%	70	6,396	-99%
Net valuation gains (losses) on interest swaps and caps	(3)	(226)	99%	(106)	97%	(120)	(952)	87%
Net gains (losses) on sales of OREO	108	(62)	274%	25	332%	135	(614)	122%
Other income and fees	1,944	1,953	0%	1,992	-2%	5,798	5,470	6%
Total non-interest income	4,258	7,339	-42%	7,684	-45%	16,452	20,183	-18%

Non-interest expense:
Salaries and employee benefits	7,657	6,258	22%	7,625	0%	22,436	18,065	24%
Occupancy	2,480	2,470	0%	2,445	1%	7,362	7,321	1%
Furniture and equipment	984	952	3%	934	5%	2,853	2,614	9%
Advertising and marketing	354	527	-33%	594	-40%	1,527	1,598	-4%
Data processing and communications	813	951	-15%	923	-12%	2,719	2,935	-7%
Professional fees	612	627	-2%	769	-20%	2,090	1,848	13%
FDIC assessment	983	1,171	-16%	877	12%	3,149	3,729	-16%
Merger-related expenses	574	-	100%	380	51%	1,465	-	100%
Other	2,360	2,737	-14%	2,339	1%	6,797	7,734	-12%
Total non-interest expense	16,817	15,693	7%	16,886	0%	50,398	45,844	10%
Income (loss) before income taxes	15,011	8,156	84%	10,082	49%	36,529	(24,830)	N/A
Income tax provision (benefit)	5,196	3,056	70%	3,764	38%	13,650	(11,521)	N/A
Net income (loss)	$9,815	$5,100	92%	$6,318	55%	22,879	(13,309)	N/A
Dividends and discount accretion on preferred stock	$(1,077)	$(1,073)	0%	$(1,075)	0%	(3,227)	(3,217)	0%
Net income (loss) available to common stockholders	$8,738	$4,027	117%	$5,243	67%	$19,652	$(16,526)	N/A

Earnings (Loss) Per Common Share:
Basic	$0.23	$0.11		$0.14		$0.52	$(0.44)
Diluted	$0.23	$0.11		$0.14		$0.52	$(0.44)

Average Shares Outstanding:
Basic	38,097,327	37,956,527		38,047,371		38,044,350	37,902,809
Diluted	38,112,908	38,004,768		38,082,023		38,078,932	37,902,809

	Three months ended					Nine Months Ended,
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010

Net interest income	$31,053	$29,331	$28,883	$28,723	$27,610	$89,267	$79,661
Non-interest income	4,258	7,684	4,510	4,298	7,339	16,452	20,183
Non-interest expense	16,817	16,886	16,695	17,530	15,693	50,398	45,844
Pre Tax - Pre Provision income	18,494	20,129	16,698	15,491	19,256	55,321	54,000
Provision for loan losses	3,483	10,047	5,262	5,800	11,100	18,792	78,830
Income (loss) before income taxes	$15,011	$10,082	$11,436	$9,691	$8,156	$36,529	$(24,830)

PTPP to average assets (annualized)	2.48%	2.75%	2.27%	2.07%	2.60%	2.50%	2.39%

Nara Bancorp, Inc.
Supplemental Data
Unaudited (Dollars in Thousands, Except for Per Share Data)

	(Annualized)					(Annualized)
	At or for the Three Months Ended					At or for the Nine Months Ended
Profitability measures:	9/30/2011	9/30/2010	6/30/2011			9/30/2011	9/30/2010
ROA [1]	1.31%	0.69%	0.86%			1.03%	-0.59%
ROE [1]	10.40%	5.72%	6.84%			8.24%	-4.86%
Net interest margin[4]	4.29%	3.85%	4.16%			4.20%	3.68%
Efficiency ratio	47.63%	44.90%	45.62%			47.67%	45.92%

[1] based on net income before effect of dividends and discount accretion on preferred stock

	Three Months Ended			Three Months Ended			Three Months Ended
	9/30/2011			9/30/2010			6/30/2011

		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
	(Dollars in thousands)			(Dollars in thousands)
INTEREST EARNING ASSETS:

Gross loans[4], includes loans held for sale	$2,248,544	$34,902	6.16%	$2,158,073	$33,444	6.15%	$2,190,436	$33,150	6.07%
Securities available for sale	486,009	3,843	3.16%	441,298	3,438	3.12%	501,298	3,965	3.16%
FRB and FHLB stock and other investments	142,306	182	0.51%	248,417	248	0.40%	132,957	179	0.54%
Federal funds sold	-	-	N/A	-	-	N/A	-	-	N/A
Total interest earning assets[4]	$2,876,859	$38,927	5.37%	$2,847,788	$37,130	5.18%	$2,824,691	$37,294	5.29%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$701,109	$1,490	0.84%	$637,814	$1,782	1.11%	$710,948	$1,545	0.87%
Savings	126,231	764	2.40%	137,278	851	2.46%	126,238	729	2.32%
Time deposits:
$100,000 or more	363,155	351	0.38%	364,199	572	0.62%	315,278	381	0.49%
Other	607,193	2,372	1.55%	698,201	2,763	1.57%	623,361	2,435	1.57%
Total time deposits	970,348	2,723	1.11%	1,062,400	3,335	1.25%	938,639	2,816	1.20%
Total interest bearing deposits	1,797,688	4,977	1.10%	1,837,492	5,968	1.29%	1,775,825	5,090	1.15%
FHLB advances	300,000	2,438	3.23%	350,000	3,045	3.45%	300,000	2,412	3.23%
Other borrowings	37,816	459	4.75%	40,199	507	4.93%	42,624	461	4.27%
Total interest bearing liabilities	2,135,504	$7,874	1.46%	2,227,691	$9,520	1.69%	2,118,449	$7,963	1.51%
Non-interest bearing demand deposits	447,120			353,980			417,366
Total funding liabilities / cost of funds	$2,582,624		1.21%	$2,581,671		1.46%	$2,535,815		1.26%
Net interest income / net interest spread[4]		$31,053	3.91%		$27,610	3.49%		$29,331	3.78%
Net interest margin[4]			4.29%			3.85%			4.16%
Net interest margin[4], excluding effect of non-accrual loan income (expense)			4.27%			3.88%			4.20%
Net interest margin[4], excluding effect of non-accrual loan income(expense) and prepayment fee income			4.24%			3.86%			4.19%

Non-accrual loan income (reversed) recognized		$154			$(188)			$(237)
Prepayment fee income received		175			124			34
Net		$329			$(64)			$(203)

Cost of deposits:
Non-interest bearing demand deposits	$447,120	$-		$353,980	$-		$417,366	$-
Interest bearing deposits	1,797,688	4,977	1.10%	1,837,492	5,968	1.29%	1,775,825	5,090	1.15%
Total deposits	$2,244,808	$4,977	0.88%	$2,191,472	$5,968	1.08%	$2,193,191	$5,090	0.93%

	Nine Months Ended			Nine Months Ended
	9/30/2011			9/30/2010

		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
	(Dollars in thousands)			(Dollars in thousands)
INTEREST EARNING ASSETS:

Gross loans[4], includes loans held for sale	$2,202,535	$101,137	6.14%	$2,178,540	$100,302	6.16%
Securities available for sale	504,402	11,738	3.10%	520,259	11,410	2.92%
FRB and FHLB stock and other investments	137,473	540	0.52%	185,907	623	0.45%
Federal funds sold	-	-	N/A	8,132	49	0.79%
Total interest earning assets[4]	$2,844,410	$113,415	5.33%	$2,892,838	$112,384	5.19%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$697,513	$4,500	0.86%	$578,318	$4,675	1.08%
Savings	126,375	2,202	2.33%	135,885	2,484	2.44%
Time deposits:
$100,000 or more	333,532	1,187	0.48%	574,482	6,880	1.60%
Other	623,579	7,309	1.57%	590,746	8,155	1.85%
Total time deposits	957,111	8,496	1.19%	1,165,228	15,035	1.73%
Total interest bearing deposits	1,780,999	15,198	1.14%	1,879,431	22,194	1.58%
FHLB advances	308,114	7,422	3.22%	350,000	9,042	3.45%
Other borrowings	45,113	1,528	4.47%	40,299	1,487	4.87%
Total interest bearing liabilities	2,134,226	$24,148	1.51%	2,269,730	$32,723	1.93%
Non-interest bearing demand deposits	418,024			344,933
Total funding liabilities / cost of funds	$2,552,250		1.26%	$2,614,663		1.67%
Net interest income / net interest spread[4]		$89,267	3.82%		$79,661	3.26%
Net interest margin[4]			4.20%			3.68%
Net interest margin[4], excluding effect of non-accrual loan income(expense)			4.20%			3.74%
Net interest margin[4], excluding effect of non-accrual loan income(expense) and prepayment fee income			4.18%			3.72%

Non-accrual loan income (reversed) recognized		$(184)			$(1,280)
Prepayment fee income received		438			420
Net		$254			$(860)

Cost of deposits:
Non-interest bearing demand deposits	$418,024	$-		$344,933	$-
Interest bearing deposits	1,780,999	15,198	1.14%	1,879,431	22,194	1.58%
Total deposits	$2,199,023	$15,198	0.92%	$2,224,364	$22,194	1.33%

	For the Three Months Ended					Nine Months Ended
	9/30/2011	9/30/2010	% change	6/30/2011	% change	9/30/2011	9/30/2010	% change
AVERAGE BALANCES
Gross loans[4], includes loans held for sale	$2,248,544	$2,158,073	4%	$2,190,436	3%	2,202,535	2,178,540	1%
Investments	628,315	689,715	-9%	634,255	-1%	641,875	714,298	-10%
Interest-earning assets[4]	2,876,859	2,847,788	1%	2,824,691	2%	2,844,410	2,892,838	-2%
Total assets	2,987,441	2,968,151	1%	2,933,003	2%	2,952,371	3,013,934	-2%

Interest-bearing deposits	1,797,688	1,837,492	-2%	1,775,825	1%	1,780,999	1,879,431	-5%
Interest-bearing liabilities	2,135,504	2,227,691	-4%	2,118,449	1%	2,134,226	2,269,730	-6%
Non-interest-bearing demand deposits	447,120	353,980	26%	417,366	7%	418,024	344,933	21%
Stockholders' Equity	377,654	356,915	6%	369,485	2%	370,155	365,351	1%
Net interest earning assets[4]	741,355	620,097	20%	706,242	5%	710,184	623,108	14%

LOAN PORTFOLIO COMPOSITION[4]:	9/30/2011	6/30/2011	% change	12/31/2010	% change	9/30/2010	% change

Commercial loans	$594,396	$578,508	3%	$549,240	8%	$559,357	6%
Real estate loans	1,653,756	1,602,162	3%	1,573,814	5%	1,574,856	5%
Consumer and other loans	12,222	11,755	4%	13,268	-8%	15,650	-22%
Loans outstanding[4]	2,260,374	2,192,425	3%	2,136,322	6%	2,149,863	5%
Unamortized deferred loan fees - net of costs	(2,707)	(2,386)	-13%	(2,261)	-20%	(2,350)	-15%
Loans[4], net of deferred loan fees and costs	2,257,667	2,190,039	3%	2,134,061	6%	2,147,513	5%
Allowance for loan losses	(60,009)	(59,696)	-1%	(62,320)	4%	(63,692)	6%
Loan receivable[4], net	$2,197,658	$2,130,343	3%	$2,071,741	6%	$2,083,821	5%
[4] The loan portfolio composition tables and net interest margin excludes the guaranteed portion of delinquent SBA loans for the amounts indicated at each period as these are 100% guaranteed by the SBA.	$10,461	$12,407		$13,684		$14,343

REAL ESTATE LOANS BY PROPERTY TYPE:	9/30/2011	6/30/2011	% change	12/31/2010	% change	9/30/2010	% change
Retail buildings	$409,852	$386,380	6%	$361,774	13%	$363,125	13%
Hotels/motels	269,988	256,129	5%	275,433	-2%	279,480	-3%
Gas stations/ car washes	319,208	309,914	3%	270,788	18%	272,760	17%
Mixed-use facilities	156,653	161,285	-3%	160,498	-2%	147,424	6%
Warehouses	114,852	116,461	-1%	112,415	2%	117,182	-2%
Multifamily	99,923	98,464	1%	88,094	13%	84,965	18%
Other	283,280	273,529	4%	304,812	-7%	309,920	-9%
Total	$1,653,756	$1,602,162	3%	$1,573,814	5%	$1,574,856	5%

DEPOSIT COMPOSITION	9/30/2011	6/30/2011	% Change	12/31/2010	% Change	9/30/2010	% Change
Non-interest-bearing demand deposits	$454,842	$432,616	5%	$388,731	17%	$363,089	25%
Money market and other	711,748	712,028	0%	688,593	3%	688,355	3%
Saving deposits	123,413	126,694	-3%	126,255	-2%	137,410	-10%
Time deposits of $100,000 or more	424,044	343,366	23%	321,542	32%	329,855	29%
Other time deposits	553,149	617,476	-10%	650,993	-15%	683,947	-19%
Total deposit balances	$2,267,196	$2,232,180	2%	$2,176,114	4%	$2,202,656	3%

DEPOSIT COMPOSITION (%)	9/30/2011	6/30/2011	12/31/2010	9/30/2010
Non-interest-bearing demand deposits	20.1%	19.4%	17.9%	16.5%
Money market and other	31.4%	31.9%	31.6%	31.3%
Saving deposits	5.4%	5.7%	5.8%	6.2%
Time deposits of $100,000 or more	18.7%	15.4%	14.8%	15.0%
Other time deposits	24.4%	27.6%	29.9%	31.0%
Total deposit balances	100.0%	100.0%	100.0%	100.0%

CAPITAL RATIOS	9/30/2011	6/30/2011	12/31/2010	9/30/2010
Total stockholders' equity	$383,615	$372,539	$358,563	$356,102
Tier 1 risk-based capital ratio	16.71%	16.42%	16.42%	16.55%
Total risk-based capital ratio	17.98%	17.69%	17.69%	17.82%
Tier 1 leverage ratio	13.50%	13.32%	12.61%	12.78%
Book value per common share	$8.30	$8.02	$7.69	$7.63
Tangible common equity per share[2]	$8.23	$7.94	$7.61	$7.55
Tangible common equity to tangible assets[2]	10.40%	10.21%	9.76%	9.61%

[2] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and other intangible assets, net divided by total assets less goodwill and other intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:

	9/30/2011	6/30/2011	12/31/2010	9/30/2010
Total stockholders' equity	$383,615	$372,539	$358,563	$356,102
Less: Preferred stock, net of discount	(64,918)	(64,679)	(64,203)	(63,967)
Common stock warrant	(2,383)	(2,383)	(2,383)	(2,383)
Goodwill and other intangible assets, net	(2,811)	(2,888)	(3,043)	(3,170)
Tangible common equity	$313,503	$302,589	$288,934	$286,582

Total assets	$3,016,127	$2,967,288	$2,963,296	$2,984,976
Less: Goodwill and other intangible assets, net	(2,811)	(2,888)	(3,043)	(3,170)
Tangible assets	$3,013,316	$2,964,400	$2,960,253	$2,981,806

Common shares outstanding	38,095,260	38,097,327	37,983,027	37,956,527

Tangible common equity to tangible assets	10.40%	10.21%	9.76%	9.61%
Tangible common equity per share	$8.23	$7.94	$7.61	$7.55

	For the Three Months Ended					For the Nine Months Ended
ALLOWANCE FOR LOAN LOSSES:	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Balance at beginning of period	$59,696	$63,340	$62,320	$63,692	$62,988	$62,320	$59,424
Provision for loan losses	3,483	10,047	5,262	5,800	11,100	18,792	78,830
Recoveries	800	1,500	1,068	917	432	3,367	2,001
Charge offs	(3,970)	(15,191)	(5,310)	(8,089)	(10,828)	(24,470)	(76,563)
Balance at end of period	$60,009	$59,696	$63,340	$62,320	$63,692	$60,009	$63,692
Net charge-off/average gross loans[4] (annualized)	0.56%	2.50%	0.78%	1.33%	1.93%	1.28%	4.56%

	For the Three Months Ended					For the Nine Months Ended
NET CHARGED OFF LOANS BY TYPE	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010

Real estate loans	$1,902	$12,242	$2,847	$5,400	$5,821	$16,991	$53,520
Commercial loans	1,158	1,474	1,455	1,663	4,549	4,087	19,993
Consumer loans	110	(25)	(60)	109	26	25	1,049
Total net charge-offs	$3,170	$13,691	$4,242	$7,172	$10,396	$21,103	$74,562

NON-PERFORMING ASSETS	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Delinquent loans 90 days or more on non-accrual status[4]	$27,790	$35,385	$46,961	$43,803	$50,521
Delinquent loans 90 days or more on accrual status	-	-	-	-	-
Total non-performing loans[4]	27,790	35,385	46,961	43,803	50,521
Other real estate owned	4,838	4,404	2,708	1,581	3,591
Accruing restructured loans	23,543	15,787	29,419	35,103	34,391
Total non-performing assets[4]	$56,171	$55,576	$79,088	$80,487	$88,503
Non-performing assets4/ total assets	1.86%	1.87%	2.70%	2.72%	2.96%
Non-performing assets4/ gross loans[4] & OREO	2.48%	2.53%	3.69%	3.77%	4.11%
Non-performing assets4/ total capital	14.64%	14.92%	21.71%	22.45%	24.85%
Non-performing loans (excludes accruing restructured loans)4/gross loans[4]	1.23%	1.62%	2.19%	2.05%	2.35%
Non-performing loans (includes accruing restructured loans)4/gross loans[4]	2.27%	2.34%	3.57%	3.70%	3.95%
Allowance for loan losses/ gross loans[4]	2.66%	2.73%	2.96%	2.92%	2.97%
Allowance for loan losses/ non-performing loans (excludes accruing restructured loans)[4]	215.94%	168.70%	134.88%	142.27%	126.07%
Allowance for loan losses/ non-performing loans (includes accruing restructured loans)[4]	116.90%	116.66%	82.93%	78.98%	75.01%
Allowance for loan losses/ non-performing assets[4]	106.83%	107.41%	80.09%	77.43%	71.97%

BREAKDOWN OF ACCRUING RESTRUCTURED LOANS BY TYPE:	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Retail buildings	$590	$-	$1,192	$4,832	$2,396
Hotels/motels	12,905	12,027	17,503	6,193	8,589
Gas stations/ car washes	-	-	566	1,475	910
Mixed-use facilities	952	953	953	-	-
Warehouses	-	-	-	-	-
Multifamily	-	-	-	-	-
Other[3]	9,096	2,807	9,205	22,603	22,496
Total	$23,543	$15,787	$29,419	$35,103	$34,391
[3] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010

30 - 59 days	$9,455	$1,450	$5,618	$3,012	$2,192
60 - 89 days	1,503	1,868	2,741	1,284	757
Total delinquent loans less than 90 days past due[4]	$10,958	$3,318	$8,359	$4,296	$2,949

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010

Real estate loans	$9,091	$1,701	$7,200	$2,714	$1,369
Commercial loans	1,861	1,606	1,138	1,539	1,540
Consumer loans	6	11	21	43	40
Total delinquent loans less than 90 days past due[4]	$10,958	$3,318	$8,359	$4,296	$2,949

NON-PERFORMING LOANS BY TYPE	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010

Real estate loans	$14,725	$20,661	$31,096	$26,895	$31,153
Commercial loans	12,908	14,342	15,465	16,460	18,680
Consumer loans	157	382	400	448	688
Total non-performing loans[4]	$27,790	$35,385	$46,961	$43,803	$50,521

WATCH LIST LOANS	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Special mention	$31,576	$15,342	$21,272	$29,573	$30,767
Substandard	103,798	116,561	142,191	135,774	147,641
Doubtful	5,600	5,174	5,057	260	413
Loss	-	-	-	-	-
Total watch list loans[4]	$140,974	$137,077	$168,520	$165,607	$178,821

[4] The loan portfolio composition tables and net interest margin excludes the guaranteed portion of delinquent SBA loans for the amounts indicated at each period as these are 100% guaranteed by the SBA.

CONTACT:
Investors and Financial Media:
Financial Profiles, Inc.
Tony Rossi, 310-478-2700 x13
trossi@finprofiles.com